Exhibit
 Number                                                      Exhibit
 ------                                                       -------
(e)(1)(d) Distribution and Service Agreement between Registrant and Ranson on behalf of The Oklahoma Municipal Fund.
                                                             Exhibit (e)(1)(d)

                        DISTRIBUTION AND SERVICES AGREEMENT

     THIS DISTRIBUTION AND SERVICES AGREEMENT dated _______________, by and between RANSON MANAGED PORTOLIOS a Massachusetts business trust (the "Fund"), and RANSON CAPITAL CORPORATION, a Kansas corporation, (the "Distributor").

     1. APPOINTMENT OF DISTRIBUTOR. The Fund appoints the Distributor as the principal underwriter and exclusive Distributor of shares of The Oklahoma Municipal Fund series of Ranson Managed Portfolios (the
"Shares"), effective as of the date upon which the continuous public offering of the Fund's Shares shall commence (the "Effective Date"). The Fund reserves the right, however, to refuse at any time or times to sell Shares hereunder for any reason deemed adequate by the Trustees of the Fund. The term "Fund" as used herein shall refer to either Ranson Managed Portfolios or The Oklahoma Municipal Fund as the context may require.

     The Distributor will use its best efforts to sell through its organization and through other dealers the Shares which the Distributor has the right to purchase under Section 2 hereof, but the Distributor does not undertake to sell any specific number of Shares.

     The Distributor agrees that it will not take any long or short positions in the Shares, except for long positions in those Shares purchased by the Distributor in accordance with any systematic sales plan or any similar plan described in the then current Prospectus of the Fund and except as permitted by
Section 2 hereof, and that so far as it can control the situation, it will prevent any of its directors, officers or stockholders from taking any long or short positions in the Shares, except for legitimate investment purposes.

     2. SALE OF SHARES TO THE DISTRIBUTOR. The Fund hereby grants to the Distributor the right, except as herein otherwise provided, to purchase Shares upon the terms herein set forth. Such right hereby granted shall not apply to Shares issued or transferred or sold at net asset value: (a) in connection with the merger or consolidation of the Fund with any other investment company or the acquisition by the Fund of all or substantially all of the assets or of the outstanding Shares of any investment company; (b) in connection with a pro rata distribution directly to the holders of Fund Shares in the nature of a stock dividend or stock split; (c) upon the exercise of purchase or subscription rights granted to the holders of Shares on a pro rata basis;
(d) in connection with the automatic reinvestment of dividends and distribution from the Fund; or (e) in connection with the issue and sale of Shares to Trustees, officers and employees of the Fund, and to directors, officers and employees of the investment adviser (or any portfolio manager)
 of the Fund or any principal underwriter (including the Distributor) of the Fund, and to any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons or any other such persons as described in the then current Prospectus of the Fund, as permitted by Rule 22d-1 under the Investment Company Act of 1940.

     The Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Distributor from dealers and investors during each period when a particular net asset value and public offering price are in effect as provided in Section 3 hereof; and the price which the Distributor shall pay for the Shares so purchased shall be the net asset value used in determining the public offering price on which such orders were based. The Distributor shall notify the Fund at the end of each such period, or as soon thereafter on that business day as the orders received in such period have been compiled, of the number of Shares which the Distributor elects to purchase hereunder.

     3. PUBLIC OFFERING PRICE. The public offering price per Share shall be determined in accordance with the then current Prospectus of the Fund. In no event shall the public offering price exceed the net asset value per Share plus a sales charge of 8.5% of the public offering price. The net asset value per Share shall be determined in the Agreement and Declaration of Trust of the Fund as then amended and in accordance with the current Prospectus of the Fund. The Fund will cause immediate notice to be given to the Distributor of each change in net asset value as soon as it is determined. Discounts to dealers purchasing Shares from the Distributor for resale shall be set forth in the form of Dealer Agreement between the Distributor and securities dealers, as from time to time amended, and, if such discounts are described in the then current Prospectus for the Fund, shall be as so set forth.

     4. COMPLIANCE WITH NASD RULES, ETC. In selling Fund Shares, the Distributor will in all respects duly conform with all state and Federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including without limitation, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and all applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, and will indemnify and save the Fund harmless from any damage or expense on account of any unlawful act by the Distributor or its agents or employees. The Distributor is not, however, to be responsible for the acts of other dealers. Neither the distributor, any dealer, nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus heretofore or hereafter filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (as any such Registration Statement and Prospectus may have been or may be amended from time to time), covering the Shares, and in any supplemental information to any such Prospectus approved by the Fund in connection with the offer or sale of Shares. All such sales shall be made by the Distributor as principal for its own account.


     5.  EXPENSES.

     (a)  The fund will pay or cause to be paid:

     (i) all expenses in connection with the registration of Fund Shares under the Federal securities laws, and the Fund will exercise its best efforts to obtain said registration and qualification;

     (ii) all expenses of qualifying and maintaining qualification of the Shares for sale under the securities laws of the various states after the initial registration in such states of the Shares;

     (iii) all expenses in connection with the printing of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders or otherwise, any annual, semi-annual or other report of communications sent to the shareholders, and the expenses of sending prospectuses relating to the Shares to existing shareholders;

     (iv) all expenses of any Federal or state original issue tax or transfer tax payable upon the issuance, transfer or delivery of Shares from the Fund to the Distributor; and

     (v) the cost of preparing and issuing any Share certificates which may be issued to represent Shares.

     (b) The expenses of preparing, printing and distributing advertising and sales literature; of printing and distributing prospectuses relating to the Shares (other than deliveries to existing shareholders), reports to shareholders and proxy material used in connection with the sale of Shares; of initially qualifying the Shares for sale under the securities laws of the various states; and of any other activity which is primarily intended to result in the sale of Shares issued by the Fund will be paid by the Distributor, except to the extent described in Section 7 of this Agreement. The Distributor will also permit its officers and employees to serve without compensation as Trustees and officers of the Fund if duly elected to such positions.

     6. REPURCHASE OF SHARES. The Fund hereby authorizes the Distributor to repurchase, upon the terms and conditions hereinafter set forth, as the Fund's agent and for the Fund's account, such as may be offered for sale to the Fund from time to time by holders of such Shares or their agents:

     (a) Subject to and in conformity with all applicable Federal and state legislation, any applicable rules of the National Association of Securities Dealers, Inc. and any applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, the Distributor may accept offers of holders of Shares to resell such Shares to the Fund on such term and conditions and at such prices as described and provided for in the then current Prospectus of the Fund.

     (b) The Distributor agrees to notify the Fund at such times as the Fund may specify of the number of Shares repurchased for the Fund's account and the time or times of such repurchases, and the Fund shall notify the Distributor of the prices applicable to such repurchases.

     (c) The Fund shall have the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by telegraph or by written instrument from any of the Fund's officers. In the event that the Distributor's authorization is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this Section 6 shall not be revived except by vote of the Board of Trustees of the Fund.

     (d) The Distributor agrees that all repurchases of Shares made by the Distributor shall be made only as agent for the Fund's account and pursuant to the terms and conditions herein set forth.

     (e) The Fund agrees to authorize and direct its Custodian for the Fund to pay for the Fund's account the repurchase price of any Shares so repurchased for the Fund against delivery of the certificates representing such Shares in proper form for transfer to the Fund or against the authorized transfer of book Shares from an Open Account and against delivery of any other documentation required by the Board of Trustees of the Fund.

     (f) The Distributor shall receive no commissions or other compensation in respect to any repurchases of Shares for the Fund under the foregoing authorization and appointment as agent.

     (g) If any shares sold to the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of the Fund's confirmation of the original purchase, the Distributor shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount reallowed by he Distributor to dealers shall be repayable to the Fund only to the extent recovered by the Distributor from the dealer concerned. The Distributor shall include in the form of Dealer Agreement with securities dealers a corresponding provision for the forfeiture by dealer of their concession with respect to Shares purchased by them and redeemed or repurchased by the Fund or by the Distributor, as agent within seven business days after the date of the Fund's confirmation of their purchases.


     7. SERVICE FEE. The Fund will pay an annual fee to the Distributor (the "Distributor's Fee") of .25% times the average of the net asset values of the Fund. The Distributor may pay a fee on a quarterly basis (the "Servicing Fee") to broker-dealers, including the Distributor and affiliates of the adviser and portfolio manager of the Fund, banks and savings and loan institutions and their affiliates and associated broker-dealers that have entered into service agreements with the Distributor ("Service Organizations") of annual amounts of up to 0.25% of the average net asset value of all Shares owned by shareholders with whom the Service Organization has a servicing relationship (the "Accounts"), provided that no such payment of a Service Fee with respect to an Account shall be made until the Service Organization has been servicing such Account for more than a year (the "Eligible Accounts"). To the extent the Servicing Fee is not paid to Service Organizations out of the Distributor's Fee, the Distributor may use such fee to pay any of the expenses set forth in
Section 5(b) of this Agreement.

     (a) the amount which the Fund will pay the Distributor for the Distributor's Fee in any calendar month shall be calculated by multiplying 1/12th of 0.25% times the average of the net asset value of the Fund on each day during the month.

     (b) The amount which the Distributor may pay the Service Organizations in any calendar quarter shall be calculated by multiplying 1/4th of the percentage set forth in the Service Agreement with each Service Organization (up to a maximum of 0.25%) times the average net asset value of the Eligible Accounts with respect to such Service Organization during such quarter.

     (c) For the purpose of determining the maximum amounts payable or reimbursable under this Agreement, the net asset value of the Fund shall be determined as described in Section 3 of this Agreement.

      (d) The Distributor shall provide the Trustees, at least quarterly, a written report of all amounts expended by the Distributor pursuant to this
    Section 7 and, to the extent applicable, Section 5, stating in such report the purposes for which such amounts were expended.

     8. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, shareholder or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement, or (ii) is the fund to be liable under its indemnity agreement contained in this section with respect to any claim made against the Distributor or any person (or after the Distributor or the person shall have received notice or service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and elects to assume the defense of any suit and retain counsel, the Distributor, officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

     The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other stature or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by it. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by it. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

     9. CONTINUATION, AMENDMENT OR TERMINATION OF THE AGREEMENT. This Agreement shall become effective on the Effective Date (it having been approved prior to such date by a majority of the Fund's Board of Trustees including a majority of the Disinterested Trustees, as defined below) and shall remain in full force until the second anniversary of the Effective
Date unless sooner terminated as provided herein. This Agreement shall continue in force from year to year hereafter so long as such continuance is approved in the manner required by the Investment Company Act of 1940
(a) this Agreement shall immediately terminate in the event of its assignment; and (b) this Agreement may be terminated by the Distributor or the Fund on ninety (90) days' written notice. Upon termination of this Agreement, the obligations of the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination.

     This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved (i) by the Trustees of the Fund, and (ii) by vote of a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

     For the purpose of this section, the term "assignment" shall have the meaning defined in the Investment Company Act of 1940, as amended.

     10. NOTICE. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party or ast such other address as such party shall have designated in writing.

     11. LIMITATION OF LIABILITY. The parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust dated August 10, 1990 and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein. This agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by the Distributor for recovery of that portion of the Distribution Fee (or any other liability of the Fund arising hereunder) allocated to a particular portfolio, if there is more than one, whether in accordance with the express terms hereof or otherwise, the Distributor shall have recourse solely against the assets of that portfolio to satisfy such claim and shall have no recourse against the assets of any other portfolio for such purpose.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be executed on their behalf on the day and year first above written.


                           Ranson Managed Portfolios


                           By: /s/Robert E. Walstad
                              ----------------------

                           RANSON CAPITAL CORPORATION


                           By: /s/Robert E. Walstad
                              ----------------------